Exhibit 99.1 October 29, 2019 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces Third Quarter 2019 Earnings; Updates 2019 Financial Guidance and Maintains 2020 Outlook 11% Increase in Net Income Year to Date Announces Completion of Demicks Lake I Natural Gas Processing Plant in the Williston Basin TULSA, Okla. - Oct. 29, 2019 - ONEOK, Inc. (NYSE: OKE) today announced third quarter 2019 financial results and updated 2019 financial guidance. Third Quarter 2019 Results: • Net income of $309.2 million, resulting in 74 cents per diluted share. • Adjusted EBITDA of $649.8 million. • 1.31 times dividend coverage ratio. • 3% increase in NGL raw feed throughput volumes. • 7% increase in natural gas volumes processed. • 98% of natural gas transportation capacity contracted. Updated 2019 Guidance: • Net income of $1,220 million - $1,330 million. • Adjusted EBITDA of $2,560 million - $2,640 million. • Growth capital of $3,515 million - $3,695 million. -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook

Oct. 29, 2019

Page 2

THIRD QUARTER 2019 FINANCIAL HIGHLIGHTS

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
	(Millions of dollars, except per share and dividend coverage ratio amounts)			
Net income	**$ 309.2**	$ 313.9	**$ 958.3**	$ 862.1
Net income per diluted share	**$ 0.74**	$ 0.75	**$ 2.31**	$ 2.07
Adjusted EBITDA (a)	**$ 649.8**	$ 650.2	**$ 1,919.7**	$ 1,822.4
DCF (a)	**$ 480.9**	$ 472.1	**$ 1,528.2**	$ 1,357.7
DCF in excess of dividends paid (a)	**$ 113.0**	$ 132.6	**$ 448.8**	$ 374.6
Dividend coverage ratio (a)	**1.31**	1.39	**1.42**	1.38
Operating income	**$ 482.2**	$ 495.5	**$ 1,427.0**	$ 1,363.6
Operating costs	**$ 245.1**	$ 230.4	**$ 723.6**	$ 670.7
Depreciation and amortization	**$ 121.4**	$ 107.4	**$ 350.6**	$ 317.9
Equity in net earnings from investments	**$ 37.6**	$ 39.3	**$ 115.2**	$ 116.1
Capital expenditures	**$ 1,019.2**	$ 694.3	**$ 2,739.3**	$ 1,309.7

(a) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow (DCF) and dividend coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are included in this news release.

"Growth across our business segments continues to drive strong results, providing another year of increased companywide earnings in 2019," said Terry K. Spencer, ONEOK president and chief executive officer. "Our outlook for greater than 20% earnings growth in 2020 is supported by the upcoming completion of critical ONEOK natural gas and NGL infrastructure, including assets to help significantly reduce natural gas flaring in the Williston Basin. These projects will provide immediate earnings and volume uplift in 2020 and stable fee-based growth for years to come.

"Our capital-growth projects remain on, or ahead of schedule. We recently completed the Demicks Lake I plant in the Williston Basin, expect line fill activities to begin on the northern section of the Elk Creek NGL pipeline in November 2019 and expect a portion of our MB-4 fractionator in Mont Belvieu to be completed in the fourth quarter 2019," added Spencer.

THIRD QUARTER AND YEAR-TO-DATE 2019 FINANCIAL PERFORMANCE

ONEOK's net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) were $309.2 million and $649.8 million, respectively, in the third quarter 2019. Results were driven primarily by natural gas liquids (NGL) and natural gas volume growth, higher average fee rates in the natural gas liquids segment and increased transportation services in the natural gas pipelines segment, compared with the third quarter 2018. Results were primarily offset by lower earnings from optimization and marketing due to wide location price differentials in the third quarter 2018, lower Mid-Continent NGL volumes

-more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 3 due primarily to increased ethane rejection and the timing of exchange services earnings due to higher unfractionated NGLs in inventory, all in the natural gas liquids segment. Higher operating costs and depreciation expense due to the growth of ONEOK’s operations also impacted third quarter 2019 results. ONEOK’s year-to-date 2019 net income and adjusted EBITDA increased 11% and 5%, respectively, compared with the same period in 2018. Higher results were primarily driven by fee-based volume growth across ONEOK’s operations. HIGHLIGHTS: • Capital-growth projects update: ◦ The 200 million cubic feet per day (MMcf/d) Demicks Lake I natural gas processing plant in the Williston Basin was completed in October 2019; ◦ Line fill activities on the northern section of the Elk Creek Pipeline from the Williston Basin to the Powder River Basin are expected to begin in November 2019. The southern section of Elk Creek from the Powder River Basin to ONEOK’s existing Mid-Continent NGL facilities was completed in July 2019; ◦ The 200 MMcf/d Demicks Lake II natural gas processing plant and related infrastructure is expected to be completed in January 2020; • Declaring in October 2019 a quarterly dividend of 91.5 cents per share, or $3.66 per share on an annualized basis; • Completing in August 2019 a $2 billion public offering of senior notes, consisting of $500 million of 2.75% five-year senior notes, $750 million of 3.40% 10-year senior notes and $750 million of 4.45% 30-year senior notes, generating net proceeds of $1.97 billion; • Net debt-to-EBITDA ratio of 4.5 times on an annualized run-rate basis and 4.6 times on a trailing 12-month basis as of Sept. 30, 2019; • Repaying in August 2019 $250 million of the $1.5 billion term loan agreement due 2021; • Redeeming in September 2019 $300 million of 3.8% senior notes due March 2020; and • Having $2.5 billion of borrowing capacity available under its credit agreement and $673.3 million of cash and cash equivalents as of Sept. 30, 2019. BUSINESS-SEGMENT RESULTS: Natural Gas Liquids Segment Third quarter 2019 NGL raw feed throughput volumes increased 3%, compared with the same period in 2018, driven by higher volumes in the Rocky Mountain region and the Permian Basin. The segment connected seven third-party natural gas processing plants to its system in the first nine months of 2019, including five in the Mid-Continent region, one in the Permian -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 4 Basin and one in the Williston Basin. Five existing third-party plant connections were also expanded in the first nine months of 2019, including two in the Mid-Continent region, two in the Permian Basin and one in the Williston Basin. Three Months Ended Nine Months Ended September 30, September 30, Natural Gas Liquids Segment 2019 2018 2019 2018 (Millions of dollars) Adjusted EBITDA $ 367.5 $ 399.0 $ 1,091.9 $ 1,093.2 Capital expenditures $ 738.0 $ 444.8 $ 1,969.1 $ 786.6 The decrease in third quarter 2019 adjusted EBITDA, compared with the third quarter 2018, primarily reflects: • A $46.8 million decrease in optimization and marketing due primarily to wide location price differentials in the third quarter 2018; and • An $11.8 million increase in operating costs due primarily to the timing of routine maintenance projects; offset partially by • A $27.8 million increase in exchange services due to $45.3 million in higher volumes primarily in the Rocky Mountain region and the Permian Basin and $31.0 million in higher average fee rates primarily in the Permian Basin, offset partially by $23.9 million in lower volumes in the Mid-Continent region due primarily to increased ethane rejection, $17.1 million in higher unfractionated NGLs in inventory, $7.2 million due primarily to narrower product price differentials and $3.7 million due primarily to higher rail transportation costs. Adjusted EBITDA for the nine-month 2019 period was relatively unchanged, compared with the same period last year, due to: • A $57.2 million decrease in optimization and marketing due to a decrease of $77.1 million related to wide location price differentials in the prior year, particularly in the third quarter 2018, offset partially by higher marketing of $9.0 million primarily related to the sale of NGL purity products previously held in inventory, $7.8 million in increased optimization volume and $3.1 million in higher earnings related primarily to product price differentials; and • A $47.7 million increase in operating costs due primarily to higher employee-related costs and the timing of routine maintenance projects; offset partially by • A $109.0 million increase in exchange services due to $109.7 million from higher volumes primarily in the Rocky Mountain region, STACK and SCOOP areas and the Permian Basin, $73.2 million in higher average fee rates primarily in the Permian Basin and the Rocky Mountain region, offset partially by $45.9 million due primarily to higher -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 5 rail transportation costs, $18.5 million due primarily to narrower product price differentials and $9.2 million related to higher unfractionated NGLs in inventory. Natural Gas Gathering and Processing Segment The natural gas gathering and processing segment’s third quarter 2019 adjusted EBITDA increased 10%, compared with the same period in 2018. Volume growth in the Williston Basin and STACK and SCOOP areas of the Mid- Continent contributed to a 7% increase in natural gas volumes processed compared with the same period in 2018. Three Months Ended Nine Months Ended September 30, September 30, Natural Gas Gathering and Processing Segment 2019 2018 2019 2018 (Millions of dollars) Adjusted EBITDA $ 175.3 $ 159.6 $ 514.2 $ 457.0 Capital expenditures $ 245.7 $ 213.0 $ 674.1 $ 433.6 Third quarter 2019 adjusted EBITDA increased, compared with the third quarter 2018, which primarily reflects: • A $22.3 million increase due primarily to natural gas volume growth in the Williston Basin and STACK and SCOOP areas, offset partially by natural production declines; and • A $6.7 million increase due to unfavorable contract settlements in the third quarter 2018; offset partially by • A $12.3 million decrease due primarily to lower realized NGL and natural gas prices, net of hedges. The increase in adjusted EBITDA for the nine-month 2019 period, compared with the same period last year, primarily reflects: • A $74.4 million increase due primarily to natural gas volume growth in the Williston Basin and STACK and SCOOP areas, offset partially by natural production declines; and • A $3.7 million decrease in operating costs due primarily to lower outside services and materials and supplies expenses, offset partially by higher employee-related costs due to operational growth; offset partially by • A $13.4 million decrease due primarily to lower realized NGL and natural gas prices, net of hedges; and • A $5.6 million decrease due primarily to lower equity in net earnings from investments in the dry natural gas area of the Powder River Basin. -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 6 Natural Gas Pipelines Segment The natural gas pipelines segment’s adjusted EBITDA increased 15% in the third quarter 2019, compared with the same period in 2018, due primarily to higher firm transportation capacity contracted due to completed expansion projects. Three Months Ended Nine Months Ended September 30, September 30, Natural Gas Pipelines Segment 2019 2018 2019 2018 (Millions of dollars) Adjusted EBITDA $ 103.8 $ 90.1 $ 311.0 $ 269.1 Capital expenditures $ 27.8 $ 31.5 $ 77.9 $ 71.9 The increase in adjusted EBITDA for the third quarter 2019, compared with the third quarter 2018, primarily reflects: • A $15.9 million increase from higher transportation services due primarily to firm transportation capacity contracted due to completed expansion projects; offset partially by • A $3.2 million increase in operating costs due primarily to higher materials expenses and property taxes due to operational growth. The increase in adjusted EBITDA for the nine-month 2019 period, compared with the same period last year, primarily reflects: • A $50.6 million increase from higher transportation services due primarily to firm transportation capacity contracted due to completed expansion projects; and • A $4.7 million increase due primarily to higher equity in net earnings from investments due to increased firm transportation capacity contracted on Roadrunner Gas Transmission; offset partially by • A $7.9 million increase in operating costs due primarily to higher employee-related costs and property taxes due to operational growth; and • A $7.2 million decrease from lower net retained fuel and the timing of equity gas sales. UPDATED 2019 FINANCIAL GUIDANCE ONEOK’s full-year 2019 net income is expected to be in the range of $1,220 million to $1,330 million, compared with the range of $1,140 million to $1,400 million announced Feb. 25, 2019. ONEOK’s adjusted EBITDA is expected to be in the range of $2,560 million to $2,640 million, compared with its previously announced range of $2,500 million to $2,700 million. -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 7 Growth capital expenditures are expected to range from $3,515 million to $3,695 million. Maintenance capital expenditures are expected to range from $185 million to $205 million. Additional guidance information can be found in the financial table on page 17. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on Oct. 30, 2019. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 800-367-2403, pass code 1608886, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 1608886. LINKS TO EARNINGS TABLES AND PRESENTATION: Tables: http://ir.oneok.com/~/media/Files/O/OneOK-IR-V2/financial-reports/2019/q3-2019-earnings-results-financial-news.pdf Presentation: http://ir.oneok.com/~/media/Files/O/OneOK-IR-V2/financial-reports/2019/q3-2019-earnings-results-presentation.pdf NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows: • Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items. • Distributable cash flow is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received from unconsolidated affiliates and certain other items. • Dividend coverage ratio is defined as ONEOK’s distributable cash flow to ONEOK shareholders divided by the dividends paid for the period. -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 8 These non-GAAP financial measures described above are useful to investors because they, and similar measures, are used by many companies in the industry as a measure of financial performance and are commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare ONEOK’s financial performance with the performance of other companies within ONEOK’s industry. Adjusted EBITDA, distributable cash flow and dividend coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Reconciliations of net income to adjusted EBITDA, distributable cash flow and dividend coverage ratio are included in the tables. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For the latest news about ONEOK, find us at www.oneok.com or on LinkedIn, Facebook, Twitter and Instagram. Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected levels of quarterly and annual dividends), liquidity, management's plans and objectives for our future capital-growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “scheduled,” “should,” “will,” “would” and other words and terms of similar meaning. One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in the other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward- looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 9 • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the capital intensive nature of our businesses; • the profitability of assets or businesses acquired or constructed by us; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs; • the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to drill and obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices; • changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences; • actions by rating agencies concerning our credit; • the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • our ability to access capital at competitive rates or on terms acceptable to us; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact and outcome of pending and future litigation; • the timing and extent of changes in energy commodity prices; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • the mechanical integrity of facilities operated; • demand for our services in the proximity of our facilities; • our ability to control operating costs and make cost-saving changes; -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 10 • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers', customers’ or shippers' facilities; • economic climate and growth in the geographic areas in which we do business; • the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • the impact of recently issued and future accounting updates and other changes in accounting policies; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world; • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks; • risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the impact of uncontracted capacity in our assets being greater or less than expected; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the impact of potential impairment charges; • the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting; • our ability to control construction costs and completion schedules of our pipelines and other projects; and • the risk factors listed in the reports ONEOK has filed and may file with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ### -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 11 ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Nine Months Ended September 30, September 30, (Unaudited) 2019 2018 2019 2018 (Thousands of dollars, except per share amounts) Revenues Commodity sales $ 1,947,834 $ 3,083,625 $ 6,567,634 $ 8,578,891 Services 315,394 310,265 933,127 877,605 Total revenues 2,263,228 3,393,890 7,500,761 9,456,496 Cost of sales and fuel (exclusive of items shown separately below) 1,414,528 2,560,765 4,996,699 7,104,609 Operations and maintenance 218,305 206,247 632,332 589,465 Depreciation and amortization 121,430 107,383 350,552 317,908 General taxes 26,830 24,124 91,257 81,263 (Gain) loss on sale of assets (16) (163) 2,882 (348) Operating income 482,151 495,534 1,427,039 1,363,599 Equity in net earnings from investments 37,576 39,313 115,175 116,070 Allowance for equity funds used during construction 15,792 2,294 45,175 3,328 Other income 6,643 5,072 21,685 7,667 Other expense (6,065) (3,404) (14,024) (11,104) Interest expense (net of capitalized interest of $27,610, $8,326, $73,601 and $15,498, respectively) (129,577) (121,910) (362,490) (351,131) Income before income taxes 406,520 416,899 1,232,560 1,128,429 Income taxes (97,365) (102,983) (274,234) (266,285) Net income 309,155 313,916 958,326 862,144 Less: Net income attributable to noncontrolling interests — 657 — 3,329 Net income attributable to ONEOK 309,155 313,259 958,326 858,815 Less: Preferred stock dividends 275 275 825 825 Net income available to common shareholders $ 308,880 $ 312,984 $ 957,501 $ 857,990 Basic earnings per common share $ 0.75 $ 0.76 $ 2.32 $ 2.09 Diluted earnings per common share $ 0.74 $ 0.75 $ 2.31 $ 2.07 Average shares (thousands) Basic 413,816 412,117 413,443 411,400 Diluted 415,578 414,847 415,277 414,035 -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 12 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS September 30, December 31, (Unaudited) 2019 2018 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 673,309 $ 11,975 Accounts receivable, net 718,708 818,958 Materials and supplies 192,933 141,174 Natural gas and NGLs in storage 283,545 296,667 Commodity imbalances 19,327 29,050 Other current assets 79,763 100,808 Total current assets 1,967,585 1,398,632 Property, plant and equipment Property, plant and equipment 20,948,267 18,030,963 Accumulated depreciation and amortization 3,585,411 3,264,312 Net property, plant and equipment 17,362,856 14,766,651 Investments and other assets Investments in unconsolidated affiliates 870,511 969,150 Goodwill and intangible assets 960,808 967,142 Other assets 174,147 130,096 Total investments and other assets 2,005,466 2,066,388 Total assets $ 21,335,907 $ 18,231,671 -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 13 ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) September 30 December 31, (Unaudited) 2019 2018 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 7,650 $ 507,650 Accounts payable 1,129,849 1,116,337 Commodity imbalances 103,185 110,197 Accrued taxes 79,358 61,337 Accrued interest 122,063 161,377 Finance lease liability 1,901 1,765 Other current liabilities 123,146 149,773 Total current liabilities 1,567,152 2,108,436 Long-term debt, excluding current maturities 12,479,452 8,873,334 Deferred credits and other liabilities Deferred income taxes 418,736 219,731 Finance lease liability 24,801 26,244 Other deferred credits 626,860 424,383 Total deferred credits and other liabilities 1,070,397 670,358 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at September 30, 2019, and December 31, 2018 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares, issued 445,016,234 shares and outstanding 413,076,116 shares at September 30, 2019; issued 445,016,234 shares and outstanding 411,532,606 shares at December 31, 2018 4,450 4,450 Paid-in capital 7,448,099 7,615,138 Accumulated other comprehensive loss (421,104) (188,239) Retained earnings — — Treasury stock, at cost: 31,940,118 shares at September 30, 2019, and 33,483,628 shares at December 31, 2018 (812,539) (851,806) Total equity 6,218,906 6,579,543 Total liabilities and equity $ 21,335,907 $ 18,231,671 -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 14 ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended September 30, (Unaudited) 2019 2018 (Thousands of dollars) Operating activities Net income $ 958,326 $ 862,144 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 350,552 317,908 Equity in net earnings from investments (115,175) (116,070) Distributions received from unconsolidated affiliates 121,176 125,824 Deferred income taxes 269,488 264,509 Share-based compensation expense 28,038 23,963 Allowance for equity funds used during construction (45,175) (3,328) Other, net (1,200) (3,250) Changes in assets and liabilities: Accounts receivable 100,250 117,876 Natural gas and NGLs in storage 13,122 (91,170) Accounts payable (162,806) (41,837) Commodity imbalances, net 2,711 15,379 Accrued interest (39,314) (23,562) Risk-management assets and liabilities (93,244) 66,966 Other assets and liabilities, net (59,904) 1,098 Cash provided by operating activities 1,326,845 1,516,450 Investing activities Capital expenditures (less allowance for equity funds used during construction) (2,739,338) (1,309,655) Contributions to unconsolidated affiliates (3,290) (831) Distributions received from unconsolidated affiliates in excess of cumulative earnings 82,171 19,613 Proceeds from sale of assets and other, net 12,583 1,053 Cash used in investing activities (2,647,874) (1,289,820) Financing activities Dividends paid (1,079,379) (983,068) Distributions to noncontrolling interests — (3,500) Borrowing (repayment) of short-term borrowings, net — (494,673) Issuance of long-term debt, net of discounts 4,185,435 1,245,773 Debt financing costs (29,777) (11,301) Repayment of long-term debt (1,055,436) (930,738) Issuance of common stock 19,333 1,195,128 Acquisition of noncontrolling interests — (195,000) Other (57,813) (1,980) Cash provided by (used in) financing activities 1,982,363 (179,359) Change in cash and cash equivalents 661,334 47,271 Cash and cash equivalents at beginning of period 11,975 37,193 Cash and cash equivalents at end of period $ 673,309 $ 84,464 -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook

Oct. 29, 2019

Page 15

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(Unaudited)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 109.3**	$ 97.5	**$ 322.9**	$ 275.2
Depreciation and amortization	**$ 50.4**	$ 43.7	**$ 143.2**	$ 129.0
Equity in net earnings from investments	**$ 15.9**	$ 16.5	**$ 49.4**	$ 49.5
Adjusted EBITDA	**$ 367.5**	$ 399.0	**$ 1,091.9**	$ 1,093.2
Raw feed throughput *(MBbl/d)* (a)	**1,086**	1,056	**1,074**	1,001
NGLs transported-gathering lines (*MBbl/d*) (b)	**998**	956	**974**	905
NGLs fractionated (*MBbl/d*) (c)	**710**	732	**728**	707
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix (*$/gallon*)	**$ 0.08**	$ 0.24	**$ 0.08**	$ 0.16
Capital expenditures	**$ 738.0**	$ 444.8	**$ 1,969.1**	$ 786.6

(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.

(b) - Includes volumes for consolidated entities only.

(c) - Includes volumes at company-owned and third-party facilities.

	2019	2018	2019	2018
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 87.4**	$ 88.4	**$ 259.2**	$ 262.9
Depreciation and amortization	**$ 55.8**	$ 49.2	**$ 162.0**	$ 145.1
Equity in net earnings (loss) from investments	**$ (1.8)**	$ —	**$ (4.7)**	$ 0.9
Adjusted EBITDA	**$ 175.3**	$ 159.6	**$ 514.2**	$ 457.0
Natural gas gathered (*BBtu/d*) (a)	**2,825**	2,582	**2,742**	2,516
Natural gas processed (*BBtu/d*) (a) (b)	**2,624**	2,447	**2,544**	2,366
NGL sales (*MBbl/d*) (a)	**233**	195	**223**	195
Residue natural gas sales (*BBtu/d*) (a) (b)	**1,206**	1,145	**1,189**	1,046
Average fee rate (*$/MMBtu*) (a)	**$ 0.92**	$ 0.92	**$ 0.92**	$ 0.90
Capital expenditures	**$ 245.7**	$ 213.0	**$ 674.1**	$ 433.6

(a) - Includes volumes for consolidated entities only.

(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.

	2019	2018	2019	2018
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 38.6**	$ 35.4	**$ 108.1**	$ 100.2
Depreciation and amortization	**$ 14.3**	$ 13.6	**$ 42.7**	$ 41.3
Equity in net earnings from investments	**$ 23.5**	$ 22.8	**$ 70.4**	$ 65.7
Adjusted EBITDA	**$ 103.8**	$ 90.1	**$ 311.0**	$ 269.1
Natural gas transportation capacity contracted (*MDth/d*) (a)	**7,628**	6,812	**7,568**	6,747
Transportation capacity contracted (a)	**98%**	96%	**98%**	95%
Capital expenditures	**$ 27.8**	$ 31.5	**$ 77.9**	$ 71.9

(a) - Includes volumes for consolidated entities only.

-more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 16 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Nine Months Ended September 30, September 30, (Unaudited) 2019 2018 2019 2018 (Thousands of dollars, except per share amounts) Reconciliation of net income to adjusted EBITDA and distributable cash flow Net income $ 309,155 $ 313,916 $ 958,326 $ 862,144 Interest expense, net of capitalized interest 129,577 121,910 362,490 351,131 Depreciation and amortization 121,430 107,383 350,552 317,908 Income taxes 97,365 102,983 274,234 266,285 Noncash compensation expense 9,757 5,829 20,412 27,195 Equity AFUDC and other noncash items (17,532) (1,834) (46,357) (2,305) Adjusted EBITDA 649,752 650,187 1,919,657 1,822,358 Interest expense, net of capitalized interest (129,577) (121,910) (362,490) (351,131) Maintenance capital (47,536) (63,284) (132,590) (137,312) Equity in net earnings from investments (37,576) (39,313) (115,175) (116,070) Distributions received from unconsolidated affiliates 44,357 47,197 203,347 145,437 Other 1,472 (739) 15,473 (5,624) Distributable cash flow $ 480,892 $ 472,138 $ 1,528,222 $ 1,357,658 Dividends paid to preferred shareholders (275) (275) (825) (825) Distributable cash flow to shareholders $ 480,617 $ 471,863 $ 1,527,397 $ 1,356,833 Dividends paid $ (367,570) $ (339,300) $ (1,078,554) $ (982,243) Distributable cash flow in excess of dividends paid $ 113,047 $ 132,563 $ 448,843 $ 374,590 Dividends paid per share $ 0.890 $ 0.825 $ 2.615 $ 2.390 Dividend coverage ratio 1.31 1.39 1.42 1.38 Number of shares used in computation (thousands) 413,000 411,273 412,449 410,980 -more-

ONEOK Announces Third Quarter 2019 Results; Updates 2019 Financial Guidance and Maintains 2020 Outlook Oct. 29, 2019 Page 17 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2019 Updated 2019 Guidance Range (a) Guidance Range (Unaudited) (Millions of dollars) Reconciliation of net income to adjusted EBITDA and distributable cash flow Net income $ 1,140 - $ 1,400 $ 1,220 - $ 1,330 Interest expense, net of capitalized interest 525 - 475 505 - 485 Depreciation and amortization 490 - 470 485 - 465 Income taxes 340 - 410 370 - 410 Noncash compensation expense 45 - 25 35 - 25 Equity AFUDC and other noncash items (40) - (80) (55) - (75) Adjusted EBITDA $ 2,500 - $ 2,700 $ 2,560 - $ 2,640 Interest expense, net of capitalized interest (525) - (475) (505) - (485) Maintenance capital (200) - (160) (205) - (185) Equity in net earnings from investments (125) - (175) (145) - (165) Distributions received from unconsolidated affiliates 170 - 180 245 - 255 Other - - (10) 10 - 20 Distributable cash flow $ 1,820 - $ 2,060 $ 1,960 - $ 2,080 (a) Guidance issued Feb. 25, 2019.